Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Altria Client Services
Media Relations
(804) 484-8897

Mark E. Newman Elected to Altria’s Board of Directors

RICHMOND, Va. (Feb. 1, 2018) - Altria Group, Inc. (Altria) (NYSE:MO) announced that yesterday its Board of Directors elected Mark E. Newman to the Board.
Mr. Newman is Senior Vice President and Chief Financial Officer of The Chemours Company (“Chemours”), a global chemical company. He is also the executive sponsor of the Chemours Black Employee Network. Mr. Newman joined Chemours, then a subsidiary of DuPont, in 2014. From 2011 to 2014, he was Senior Vice President and Chief Financial Officer for SunCoke Energy Inc. Prior to 2011, Mr. Newman held financial and operational leadership positions at General Motors Corporation, GMAC Financial Services, LLC and Ally Financial Inc.

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